Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814 T: (240) 507-1300, F: (240) 396-5626 www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Acquires The Grand Hotel Minneapolis
Bethesda, MD, September 29, 2010 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired The Grand Hotel Minneapolis for $33.0 million. The 140-room, AAA four-diamond, upper-upscale, full-service hotel, featuring the 58,000-square foot Life Time Athletic Club and Life Spa, is located in the heart of downtown Minneapolis. The hotel will be managed by Kimpton Hotels and Restaurants (“Kimpton”). The transaction was funded entirely with available cash.
     “We are excited about the acquisition of one of Minneapolis’ most iconic and historic hotels,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We view the acquisition of The Grand Hotel Minneapolis as a unique opportunity to invest in a distinguished and high-quality hotel with a rich and celebrated heritage that is able to offer one-of-a-kind amenities in a superior location.”
     The Grand Hotel Minneapolis is located in the central business district of downtown Minneapolis. The hotel links directly to the Minneapolis Skyway System, a climate-controlled pedestrian walkway, which connects the property to key entertainment, retail, convention and office locations in the downtown area. The Minneapolis Skyway System is over seven miles in length and connects 69 city blocks in the downtown area. In addition to the Skyway connection, the hotel is connected to the 225 South Sixth building, a trophy 53-story, 1.4-million square foot office tower and is also connected underground to the Northstar Center, a 813,000-square foot office building. Both buildings have a diverse array of tenants that provide a strong corporate demand base.
     The hotel is in close proximity to many of the city’s key demand generators, including the Financial District, the Mall of America, Walker Art Center, the Metrodome, Target Field, the Minneapolis Convention Center and the Riverfront District. The cultural, dining and entertainment options, coupled with over 6,800 businesses and a high density of major Fortune 500 companies in the Minneapolis-St. Paul metro statistical area, provides The Grand Hotel Minneapolis with a high-demand and diverse guest mix of leisure, corporate and convention travelers.
     The Grand Hotel Minneapolis, a 14-story building situated in downtown Minneapolis at 2nd Avenue and 6th Street, was originally opened in 1912 as the famed Minneapolis Athletic Club. From 1999 through 2001, the property underwent a conversion totaling approximately $50 million to what is now The Grand Hotel Minneapolis. In conjunction with the hotel and its notable history, the property houses the 58,000-square foot Life Time Athletic Club and Life Spa and Zahtar, a three-meal-a-day restaurant that features modern American cuisine with Mediterranean flair.
     The hotel features 140 traditionally appointed guest rooms, including 21 suites and an expansive 3,500-square foot Presidential Suite. The property has over 6,500-square feet of flexible meeting space, including one of the largest luxury ballrooms in the downtown area. Additionally, The Grand Hotel Minneapolis features The Grand Finale Lounge, 24-hour room service, valet parking and a full-service business center.
     The Grand Hotel Minneapolis is an institution within the Minneapolis market. In 2009, the hotel operated at approximately 61% occupancy, with an average daily rate of approximately $176. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $2.3 to $2.8 million and net operating income after capital reserves of approximately $2.0 to $2.5 million. The Company plans to invest approximately $4.5 million over the next 12 to 24 months in a refurbishment of guest rooms, the lobby and other various public area improvements.
     The Company selected Kimpton Hotels and Restaurants as manager for The Grand Hotel Minneapolis. Kimpton also manages two of the Company’s other hotels: the Sir Francis Drake Hotel in San Francisco and the Monaco Washington DC.
     “We are thrilled to be able to bring Kimpton in to manage this unique hotel,” continued Mr. Bortz. “Kimpton has a tremendous track record of operating boutique hotels, especially hotels that are historically significant to their communities. Kimpton’s comprehensive and thoughtful approaches to marketing and the guest experience, combined with a national corporate and group customer platform, are expected to yield immediate benefits for the hotel.”
     “We are continuously looking for new and exciting management opportunities like The Grand Hotel Minneapolis,” said Michael Depatie, CEO of Kimpton Hotels and Restaurants. “This is an incredible opportunity to grow our relationship with Pebblebrook Hotel Trust, and to bring our proven industry experience to the Minneapolis market for the first time. We look forward to future success at The Grand Hotel Minneapolis as well as with Pebblebrook.”
     The Life Time Athletic Club and Life Spa and Zahtar restaurant are leased and operated by Life Time Fitness (NYSE: LTM) and have a lease term through June 2019.
     The Company expects to incur approximately $0.3 million of costs related to the acquisition of this hotel that will be expensed as incurred.
     The Grand Hotel Minneapolis marks the fifth acquisition for the Company since completing its initial public offering in December 2009.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The company owns five hotels, with a total of 1,430 guest rooms.
Click here to visit the Pebblebrook Hotel Trust website
About Kimpton Hotels and Restaurants
     Privately held, San Francisco-based Kimpton Hotels and Restaurants, a collection of boutique hotels and chef-driven restaurants in the US, is an acknowledged industry pioneer and was the first to bring the boutique hotel concept to America. Founded in 1981 by Bill Kimpton, the company is well-known for making travelers feel welcomed and comfortable while away from home through intuitive and unscripted customer care, stylish ambience and having a certain playfulness in its approach to programs and amenities. Each hotel provides a range of exciting culinary experiences through locally-loved, top-rated, destination, chef-driven restaurants. Kimpton leads the hospitality industry in ecological practices through its innovative EarthCare program that spans all of the hotels and restaurants Kimpton manages.
Click here to visit the Kimpton Hotels and Restaurant website

About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) is a healthy way of life company based in Chanhassen, Minnesota. The Company is dedicated to providing programs and services that help its members connect and engage with their areas of interest, and achieve success with their health and fitness goals. Life Time Fitness designs and operates distinctive, multi-use sports, professional fitness, family recreation and spa/resort centers that help members lead healthy and active lives. As of September 28, 2010, the Company operated 90 centers in 19 states and 24 markets. Additional information about Life Time Fitness centers, programs and services is available at lifetimefitness.com.
Click here to the visit the Life Time Fitness website
     This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected earnings, expenses and demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves, the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; projected completions of acquisitions; forecasts of the Company’s future economic performance, potential increases in average daily rate, occupancy and room demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(1) on July 23, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
     For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and www.sec.gov .
     All information in this release is as of September 29, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com
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Pebblebrook Hotel Trust
The Grand Hotel Minneapolis
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High
Hotel net income	$1.5	to	$2.0

Adjustment:
Depreciation and amortization (1)	0.8		0.8

Hotel EBITDA	$2.3	to	$2.8

Adjustment:
Capital reserve	(0.3)		(0.3)

Hotel Net Operating Income	$2.0	to	$2.5

(1)	Depreciation and amortization has been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of Depreciation and Amortization and the resulting change may be material.
This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.
The Company has presented forecasted hotel earnings before interest, taxes, depreciation and amortization (EBITDA) and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income net operating income after capital reserves calculations to net income in accordance with GAAP.